UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 18, 2008

BMC SOFTWARE, INC.
(Exact name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	001-16393 (Commission File Number)	74-2126120 (I.R.S. Employer Identification No.)
2101 CITYWEST BLVD.
HOUSTON, TX 77042-2827
(Address of Principal Executive Offices)
(713) 918-8800
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On April 18, 2008, BMC Software, Inc., a Delaware corporation (“BMC”), completed its acquisition of all of the outstanding shares (the “Shares”) of common stock, par value $0.001 per share, of BladeLogic, Inc., a Delaware corporation (“BladeLogic”), pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 17, 2008, among BMC, Bengal Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of BMC (the “Purchaser”), and BladeLogic.
     BMC’s acquisition of the Shares was structured as a two-step transaction, with a cash tender offer by the Purchaser for the Shares at a price of $28.00 per Share, net to the seller in cash without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 21, 2008, and in the related Letter of Transmittal, each, as amended and supplemented from time to time, filed by BMC and the Purchaser with the Securities and Exchange Commission on March 21, 2008 (the “Offer”), followed by the merger of the Purchaser with and into BladeLogic, with BladeLogic surviving as a wholly owned subsidiary of BMC (the “Merger”).
     The Offer expired at 12:00 midnight, Boston, Massachusetts time, on Thursday, April 17, 2008. Based upon information provided by Computershare Trust Company, N.A., the depositary for the Offer, an aggregate of approximately 27,368,539 Shares were validly tendered and not withdrawn (including certain Shares tendered under guaranteed delivery procedures), representing approximately 96.7% of the Shares. On April 18, 2008, the Purchaser accepted for payment all validly tendered and not withdrawn Shares and promptly made payment for such Shares in accordance with the terms of the Offer and applicable law. On April 18, 2008, BMC issued a press release, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the successful completion of the Offer.
     Following the Purchaser’s acceptance for payment of all validly tendered and not withdrawn Shares on April 18, 2008, pursuant to the terms of the Merger Agreement, the Purchaser completed the Merger in accordance with the provisions of Delaware law that authorize the completion of the Merger without a vote or meeting of the stockholders of BladeLogic. BladeLogic was the surviving corporation in the Merger, and, as a result of the Merger, has become a wholly owned subsidiary of BMC. Upon consummation of the Merger, an application to terminate the registration of the Shares under the Securities and Exchange Act of 1934, as amended, was filed, and the Shares ceased to be traded on the NASDAQ Global Market. In the Merger each Share was cancelled and converted (other than Shares held by BMC, the Purchaser, BladeLogic or any of their respective subsidiaries and Shares held by holders who properly exercise their appraisal rights under applicable Delaware law) into the right to receive $28.00 per Share, net to the holder in cash, without interest. The foregoing summary description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the terms of the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and incorporated herein by reference.
     The aggregate merger consideration paid by BMC was approximately $830 million, plus related transaction fees and expenses. BMC funded the acquisition from available cash.
     BladeLogic is a provider of leading data center automation software to enterprises, service providers, government agencies and other organizations in North America, Europe and Asia. Its products and services enable organizations of any size to address the full lifecycle of data center management using one integrated solution for provisioning, change, administration and compliance across complex, distributed server and application environments.

Item 9.01.	Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired.
     The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
     (b) Pro Forma Financial Information.
     The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment no later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.
     (d) Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 17, 2008, by and among BMC Software, Inc., Bengal Acquisition Corporation and BladeLogic, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by BMC Software, Inc. with the Securities and Exchange Commission on March 18, 2008)
99.1	Text of Press Release issued by BMC Software, Inc., dated April 18, 2008 (incorporated by reference to Exhibit (a)(1)(J) to Amendment No. 3 to Schedule TO filed by Bengal Acquisition Corporation and BMC Software, Inc. with the Securities and Exchange Commission on April 18, 2008)

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2008	BMC SOFTWARE, INC.
	By:	/s/ Christopher C. Chaffin
Christopher C. Chaffin
Vice President, Deputy General Counsel & Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated March 17, 2008, by and among BMC Software, Inc., Bengal Acquisition Corporation and BladeLogic, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by BMC Software, Inc. with the Securities and Exchange Commission on March 18, 2008)
99.1	Text of Press Release issued by BMC Software, Inc., dated April 18, 2008 (incorporated by reference to Exhibit (a)(1)(J) to Amendment No. 3 to Schedule TO filed by Bengal Acquisition Corporation and BMC Software, Inc. with the Securities and Exchange Commission on April 18, 2008)